EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2010

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2010.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)
the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues and expenses related to Desta Drilling, L.P., a wholly-owned subsidiary of the Company which provides contract drilling services for the Company.

We have increased our estimates for planned exploration and development expenditures for fiscal 2010 by $37 million from $237.4 million to $274.4 million.  The increase in capital spending relates to a shift in drilling resources from our Austin Chalk (Trend) program to our Andrews County – Wolfberry program in the Permian Basin.  Wolfberry wells can generally be drilled at a quicker rate than horizontal wells in the Austin Chalk (Trend), resulting in an increase in our level of spending.  We do not expect this acceleration in capital spending to increase our fiscal 2010 production due to differences in the production profiles between the two areas.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2010.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

Year Ending December 31, 2010
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	8,075 to 8,275	8,150 to 8,350	8,800 to 9,000	9,775 to 9,975
Gas (Mcf)	36,000 to 40,000	33,500 to 37,500	31,500 to 35,500	30,500 to 34,500
Natural gas liquids (Bbls)	650 to 700	625 to 675	550 to 600	550 to 600
Total oil equivalents (BOE)	14,725 to 15,642	14,358 to 15,275	14,600 to 15,517	15,408 to 16,325

Differentials:
Oil (Bbls)	$(2.75) to $(3.25)	$(2.75) to $(3.25)	$(2.75) to $(3.25)	$(2.75) to $(3.25)
Gas (Mcf)	$(0.05) to $0.25	$(0.05) to $0.25	$(0.05) to $0.25	$(0.05) to $0.25
Natural gas liquids (Bbls)	$(27.00) to $(33.00)	$(27.00) to $(33.00)	$(27.00) to $(33.00)	$(27.00) to $(33.00)

Costs Variable by Production ($/BOE):
Production expenses (including
production taxes)	$13.85 to $14.85	$14.00 to $15.00	$13.80 to $14.80	$12.80 to $14.80
DD&A – Oil and gas properties	$20.40 to $22.40	$20.40 to $22.40	$20.40 to $22.40	$20.40 to $22.40

Other Revenues (Expenses):
Natural gas services:
Revenues	$1,700 to $1,900	$1,700 to $1,900	$1,700 to $1,900	$1,700 to $1,900
Operating costs	$(1,600) to $(1,800)	$(1,600) to $(1,800)	$(1,600) to $(1,800)	$(1,600) to $(1,800)
Exploration costs:
Abandonments and impairments	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(250) to $(750)	$(250) to $(750)	$(250) to $(750)	$(250) to $(750)
DD&A – Other (a)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(4,050) to $(4,250)	$(5,550) to $(5,750)	$(4,050) to $(4,250)	$(5,550) to $(5,750)
Interest expense	$(6,500) to $(6,700)	$(6,700) to $(6,900)	$(6,800) to $(7,000)	$(6,800) to $(7,000)
Other income (expense)	$250 to $350	$250 to $350	$250 to $350	$250 to $350

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	37%	37%	37%	37%

Weighted Average Shares Outstanding
(In thousands):
Basic	12,100	12,100	12,100	12,100
Diluted	12,150	12,150	12,150	12,150

 (a)      Excludes amounts derived from Desta Drilling.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2010.

	Planned
	Expenditures	Year 2010
	Year Ending	Percentage
	December 31, 2010	of Total
	(In thousands)

Permian Basin	$210,500	77%
Austin Chalk (Trend)	49,800	18%
South Louisiana	8,800	3%
California	2,500	1%
Other	2,800	1%
	$274,400	100%

We currently plan to spend approximately $274.4 million on exploration and development activities in fiscal 2010.  Our actual expenditures during fiscal 2010 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2010.

Based on these current estimates, approximately 97% of our planned expenditures for exploration and development activities for fiscal 2010 will relate to developmental prospects, as compared to approximately 60% in fiscal 2009.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2010.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2010
	Estimated	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil (Bbls):
Permian Basin	4,676	4,866	5,683	6,647
Austin Chalk (Trend)	2,643	2,768	2,772	2,825
North Louisiana	156	132	130	98
South Louisiana	633	418	293	272
Other	67	66	22	33
Total	8,175	8,250	8,900	9,875

Gas (Mcf):
Permian Basin	12,967	12,431	12,271	12,493
Austin Chalk (Trend)	2,344	2,352	2,326	2,305
North Louisiana	8,589	7,761	7,120	6,632
South Louisiana	7,711	6,780	6,098	5,469
Cotton Valley Reef Complex	3,956	3,692	3,457	3,263
Other	2,433	2,484	2,228	2,338
Total	38,000	35,500	33,500	32,500

Natural Gas Liquids (Bbls):
Permian Basin	200	198	195	193
Austin Chalk (Trend)	254	265	228	221
Other	221	187	152	161
Total	675	650	575	575

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to December 31, 2009.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil		Gas
	Bbls	Price	MMBtu (a)	Price
Production Period:
1st Quarter 2010	628,000	$76.70	2,280,000	$6.80
2nd Quarter 2010	574,000	$76.60	1,830,000	$6.80
3rd Quarter 2010	522,000	$76.40	1,750,000	$6.80
4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
2011	1,656,000	$84.38	6,420,000	$7.07
	3,860,000		13,960,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

In March 2009, we terminated certain fixed-priced oil swaps covering 332,000 barrels at a price of $57.35 from January 2010 through December 2010, resulting in an aggregate loss of approximately $1.3 million, which will be paid to the counterparty monthly as the applicable contracts are settled.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.